Exhibit 4
Joint Filing Agreement

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D, including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

October 25, 2018

GTRIMG Investments Ltd.
/s/ Gad Zeevi
Name: Gad Zeevi Title: Chairman of the Board of Directors

TRIMG Communication International Ltd.
/s/ Gad Zeevi
Name: Gad Zeevi Title: Chairman of the Board of Directors

GTRIMG Ltd.
/s/ Gad Zeevi
Name: Gad Zeevi Title: Authorized Director

GTRIMG Foundation
/s/ I&R Administration AG
Name: I&R Administration AG, by Graf Francis Seilern-Aspbang Title: Member of the Foundation Council

GTRIMG Foundation
/s/ I&R Administration AG
Name: I&R Administration AG, by Janine Grunenfelder Title: Member of the Foundation Council

Establishment Elmana
/s/ Buehler Oswald
Name: Buehler Oswald Title: Authorized Director